Item 27 Exhibit (h) i c 1a.

FIRST AMENDMENT TO PARTICIPATION AGREEMENT

among

MML SERIES INVESTMENT FUND

and

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

and

MML BAY STATE INSURANCE COMPANY

and

AND C.M. LIFE INSURANCE COMPANY

The Participation Agreement made and entered into as of the 17th day of November, 2005 by and among Massachusetts Mutual life Insurance Company (“MassMutual”), MML Bay State Life Insurance Company and C.M. Life Insurance Company, each on their own behalf and on behalf of each segregated asset account of each Company, and MML Series Investment Fund (“MML Trust”) is hereby amended as follows:

Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A, attached hereto.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment be effective as of the Effective Date of the Agreement.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		MML SERIES INVESTMENT FUND

	/s/ Douglas Endorf		/s/ Nicholas Palmerino
By:	Douglas Endorf	By:	Nicholas Palmerino
Title:	Vice President	Title:	CFO/Treasurer

MML BAY STATE LIFE INSURANCE COMPANY		C.M. LIFE INSURANCE COMPANY

	/s/ Douglas Endorf		/s/ Douglas Endorf
By:	Douglas Endorf	By:	Douglas Endorf
Title:	Vice President	Title:	Vice President

Schedule A

MML Series Investment Fund

Separate Account	Date Established	LOB Separate Accounts
Massachusetts Mutual Variable Annuity Separate Account 4	July 9, 1997	VA
• MML Emerging Growth Fund • MML Equity Index Fund (Class I) • MML Growth Equity Fund • MML Large Cap Value Fund • MML OTC 100 Fund • MML Small Cap Growth Equity Fund

C.M. Multi-Acount A	August 3, 1994	VA
• MML Emerging Growth Fund • MML Equity Index Fund (Class I) • MML Growth Equity Fund • MML Large Cap Value Fund • MML OTC 100 Fund • MML Small Cap Growth Equity Fund

Panorama Separate Account	June 23, 1981	VA
• MML Equity Index Fund (Class I) • MML OTC 100 Fund

Massachusetts Mutual Variable Life Separate Account I	July 13, 1988	VL
• MML Emerging Growth Fund • MML Equity Index Fund (Class I) • MML Growth Equity Fund • MML Large Cap Value Fund • MML OTC 100 Fund • MML Small Cap Growth Equity Fund • MML Small Cap Equity Fund

Massachusetts Mutual Variable Life Separate Account 3	Feb. 12, 2000	VL
• MML Emerging Growth Fund • MML Equity Index Fund (Class I) • MML Growth Equity Fund • MML Large Cap Value Fund • MML Small Cap Growth Equity Fund

C.M. Life Variable Life Separate Account I	Feb. 2, 1995	VL
• MML Emerging Growth Fund • MML Equity Index Fund (Class I) • MML Growth Equity Fund • MML Large Cap Value Fund • MML OTC 100 Fund • MML Small Cap Growth Equity Fund • MML Small Cap Equity Fund

MMML Bay State Variable Life Separate Account I	June 9, 1982	VL
• MML Equity Index Fund (Class II)

MML Bay State Variable Life Separate Account 2	Nov. 22, 1988	VL
• MML Equity Index Fund (Class II)